SUPPLEMENT TO

SECOND AMENDED AND RESTATED DISTRIBUTION CONTRACT

PIMCO Funds

650 Newport Center Drive

Newport Beach, California 92660

PIMCO Investments LLC

1633 Broadway

New York, NY 10019

Re: PIMCO Total Return Fund V

Dear Sirs and Madams:

This will confirm the agreement between the undersigned (the “Trust”) and you (the “Distributor”) as follows:

1.

The Trust is an open-end investment company organized as a Massachusetts business trust and consisting of such separate investment portfolios as have been or may be established by the Trustees of the Trust from time to time. A separate series of shares of beneficial interest in the Trust is offered to investors with respect to each investment portfolio. PIMCO Total Return Fund V (the “Fund”) is a separate investment portfolio of the Trust.

2.

The Trust and the Distributor have entered into a Second Amended and Restated Distribution Contract (the “Contract”) dated February 14, 2017, pursuant to which the Distributor has agreed to be the distributor of shares of the Trust.

3.

As provided in paragraph 1 of the Contract, the Distributor hereby adopts the Contract with respect to the Funds and the Distributor hereby acknowledges that the Contract, as amended below, shall pertain to the Funds, the terms and conditions of such Contract being hereby incorporated herein by reference.

4.

The Trust and the Distributor hereby agree to amend the Contract as of the date hereof to add the Fund to Schedule A. Accordingly, the current Schedule A is replaced with the new Schedule A attached hereto.

5.

This Supplement and the Contract shall become effective with respect to the Fund on February 8th, 2023 and shall continue in effect for a period not to exceed two years from the effective date of this Supplement and shall continue thereafter on an annual basis with respect to the Fund only so long as such continuance is specifically approved at least annually by (a) the Trust’s Board of Trustees or, with respect to a Fund, by the vote of a majority of the outstanding voting securities of the Fund, as applicable (as defined in the Investment Company Act of 1940, as amended (the “1940 Act”)), and (b) by the vote, cast in accordance with the provisions of the 1940 Act and the rules and any applicable Securities and Exchange Commission guidance or relief thereunder at a meeting called for the purpose, of a majority of the Trust’s Trustees who are not “interested persons” (as defined in the 1940 Act) of the Trust and have no direct or indirect financial interest in the operation of the Contract. This Supplement and the Contract shall terminate automatically in the event of its assignment (as defined in the 1940 Act). This Supplement and the Contract may, in any event, be terminated at any time without the payment of any penalty, by a Fund or the

Distributor upon not more than 60 days’ and not less than 30 days’ written notice to the other party.

6.

The Declaration of Trust establishing the Trust, as amended and restated effective November 4, 2014, a copy of which, together with all amendments thereto (the “Declaration”), is on file in the Office of the Secretary of the Commonwealth of Massachusetts, provides that the name “PIMCO Funds” refers to the trustees under the Declaration collectively as trustees and not as individuals or personally, and that no shareholder, trustee, officer, employee or agent of the Trust shall be subject to claims against or obligations of the Trust to any extent whatsoever, but that the Trust estate only shall be liable.

If the foregoing correctly sets forth the agreement between the Trust and the Distributor, please so indicate by signing and returning to the Trust the enclosed copy hereof.

Very truly yours,
PIMCO FUNDS

By:

Title: President

ACCEPTED:

PIMCO INVESTMENTS LLC

By:

Title: President

SCHEDULE A

Second Amended and Restated Distribution Contract

between PIMCO Funds and

PIMCO Investments LLC

February 8, 2023

This contract relates to the following Funds and Portfolios:

Funds:

PIMCO All Asset All Authority Fund
PIMCO All Asset Fund
PIMCO California Intermediate Municipal Bond Fund
PIMCO California Municipal Bond Fund
PIMCO California Municipal Intermediate Value Fund
PIMCO California Municipal Opportunistic Value Fund
PIMCO California Short Duration Municipal Income Fund
PIMCO Climate Bond Fund
PIMCO CommoditiesPLUS® Strategy Fund
PIMCO CommodityRealReturn Strategy Fund®
PIMCO Credit Opportunities Bond Fund
PIMCO Diversified Income Fund
PIMCO Dynamic Bond Fund
PIMCO Emerging Markets Local Currency and Bond Fund
PIMCO Emerging Markets Bond Fund PIMCO Emerging Markets Corporate Bond Fund PIMCO Emerging Markets Currency and Short-Term Investments Fund
PIMCO Emerging Markets Full Spectrum Bond Fund PIMCO ESG Income Fund
PIMCO Extended Duration Fund
PIMCO Global Advantage Strategy Bond Fund
PIMCO Global Bond Opportunities Fund (U.S. Dollar-Hedged)
PIMCO Global Bond Opportunities Fund (Unhedged)
PIMCO Global Core Asset Allocation Fund
PIMCO GNMA and Government Securities Fund
PIMCO Government Money Market Fund
PIMCO High Yield Fund
PIMCO High Yield Municipal Bond Fund
PIMCO High Yield Spectrum Fund
PIMCO Income Fund
PIMCO Inflation Response Multi-Asset Fund
PIMCO International Bond Fund (U.S. Dollar-Hedged)
PIMCO International Bond Fund (Unhedged)
PIMCO Investment Grade Credit Bond Fund
PIMCO Long Duration Total Return Fund
PIMCO Long-Term Credit Bond Fund
PIMCO Long-Term Real Return Fund
PIMCO Long-Term U.S. Government Fund
PIMCO Low Duration Credit Fund

PIMCO Low Duration ESG Fund
PIMCO Low Duration Fund
PIMCO Low Duration Fund II
PIMCO Low Duration Income Fund
PIMCO Moderate Duration Fund
PIMCO Mortgage Opportunities and Bond Fund
PIMCO Mortgage-Backed Securities Fund
PIMCO Municipal Bond Fund
PIMCO National Intermediate Municipal Bond Fund
PIMCO National Municipal Intermediate Value Fund
PIMCO National Municipal Opportunistic Value Fund
PIMCO New York Municipal Bond Fund
PIMCO Preferred and Capital Securities Fund
PIMCO RAE Fundamental Advantage PLUS Fund
PIMCO RAE PLUS EMG Fund
PIMCO RAE PLUS Fund
PIMCO RAE PLUS International Fund
PIMCO RAE PLUS Small Fund PIMCO RAE Worldwide Long/Short PLUS Fund
PIMCO Real Return Fund
PIMCO RealEstateRealReturn Strategy Fund
PIMCO Short Asset Investment Fund
PIMCO Short Duration Municipal Income Fund
PIMCO Short-Term Fund
PIMCO StocksPLUS® Absolute Return Fund
PIMCO StocksPLUS® Fund
PIMCO StocksPLUS® International Fund (U.S. Dollar-Hedged)
PIMCO StocksPLUS® International Fund (Unhedged)
PIMCO StocksPLUS® Long Duration Fund
PIMCO StocksPLUS® Short Fund
PIMCO StocksPLUS® Small Fund
PIMCO Strategic Bond Fund
PIMCO Total Return ESG Fund
PIMCO Total Return Fund
PIMCO Total Return Fund II
PIMCO Total Return Fund IV
PIMCO Total Return Fund V
PIMCO TRENDS Managed Futures Strategy Fund

Portfolios:

PIMCO ABS and Short-Term Investments Portfolio PIMCO All Asset: Multi-RAE PLUS Fund PIMCO All Authority: Multi-RAE PLUS Fund PIMCO All Asset: Multi-Real Fund PIMCO All Asset: Multi-Short PLUS Fund
PIMCO EM Bond and Short-Term Investments Portfolio
PIMCO High Yield and Short-Term Investments Portfolio
PIMCO International Portfolio
PIMCO Investment Grade Credit Bond Portfolio
PIMCO Long Duration Credit Bond Portfolio

PIMCO Low Duration Portfolio
PIMCO Moderate Duration Portfolio
PIMCO Mortgage and Short-Term Investments Portfolio
PIMCO Municipal Portfolio

PIMCO Real Return Portfolio

PIMCO Sector Fund Series – AH

PIMCO Sector Fund Series – AI

PIMCO Sector Fund Series – AM

PIMCO Sector Fund Series – BC

PIMCO Sector Fund Series – BL

PIMCO Sector Fund Series – EE

PIMCO Sector Fund Series – H

PIMCO Sector Fund Series – I

PIMCO Short Asset Portfolio
PIMCO Short-Term Floating NAV Portfolio II
PIMCO Short-Term Floating NAV Portfolio III
PIMCO Short-Term Portfolio
PIMCO U.S. Government and Short-Term Investments Portfolio